UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2016

COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices)

(229) 426-6000
Registrant's Telephone Number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)	The Independent Directors Compensation Committee of Colony Bankcorp, Inc. (“the Company”) has approved salaries for certain of its named executive officers. The following table shows the approved corporation salaries.

Name	2015 Base Salary ($)	2016 Base Salary ($)(1)
Edward P. Loomis, Jr.	$263,500	$267,500
President and CEO
Colony Bankcorp, Inc.

Terry L. Hester	202,000	206,000
Executive Vice President
CFO
Colony Bankcorp, Inc.

Lee Northcutt	160,500	164,500
Executive Vice President
Regional Market Executive
Eastern Division
Colony Bank

Eddie Hoyle, Jr.	162,500	166,000
Executive Vice President
Regional Market Executive
Western Division
Colony Bank

(1)	Compensation Committee approved base salary adjustments for its named executive officers to be effective with the August 25, 2016 payroll run. The committee indicated at year end 2015 that they would assess company performance in mid-year 2016 for review of any base salary adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: August 25, 2016	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer